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                                                                   EXHIBIT 14(a)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Investment Securities Funds.:

We consent to the use of our report for the Municipal Bond Fund portfolio dated September 1, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectus and "Audit Reports" in the Statement of Additional Information..


/s/ KPMG LLP


Houston, Texas
May 22, 2001
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                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Tax Exempt Funds:

We consent to the use of our report for the Tax-Exempt Bond Fund of Connecticut portfolio dated May 1, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectus and "Audit Reports" in the Statement of Additional Information..


/s/ KPMG LLP


Houston, Texas
May 22, 2001